                                                                   EXHIBIT 10.8


    Amendment to the Product Development and Manufacturing Agreement between
     REAADS Medical Products, Inc. and Helena Laboratories Corporation dated
                               September 12, 1994


                                   APPENDIX A
                              (effective 12/15/97)


1.   Protein C ELISA

2.   Protein S ELISA

3.   von Willebrands ELISA

4.   Monoclonal multi-Free Protein S ELISA

    Amendment to the Product Development and Manufacturing Agreement between REAADS Medical Products, Inc. and Helena Laboratories Corporation dated
                               September 12, 1994


                                   APPENDIX B

                            DISTRIBUTION SALES POLICY


TO ORDER            Send order to: REAADS Medical Products, Inc.
                                   12061 Tejon Street
                                   Westminster, Colorado 80234
                                   U.S.A.

                    Or Telefax to: 303-457-4519
                    Telephone:     303-457-4345

MINIMUM ORDER       100 1-plate kits.

PRICES Transfer prices are in U.S. Dollars, FOB Westminster, Colorado, U.S.A. as set forth in Appendix C.

PAYMENT             Terms:  Net 45 days after date of invoice.

                    Send payment to:      REAADS Medical Products, Inc.
                                          12061 Tejon Street
                                          Westminster, Colorado 80234
                                          U.S.A.

PENALTIES           Payment received by REAADS' bank after the 60 days terms
                    will be subject to penalty of 1.5% of total per month.

SHIPPING            Via air freight.  Shipments go refrigerated.

                    All outstanding invoices must be current before any additional shipments are made.

RETURNED GOODS      No unauthorized returns will be accepted.

DAMAGES Detection of external damages or shortages, at time of delivery are the responsibility of Helena and must be noted on the carrier's delivery receipt and the driver must countersign that notation. Concealed damages should be immediately reported by Helena to the carrier by telephone, telex, or fax. Helena should request the carrier to inspect damages. It is the responsibility of Helena to collect from the carrier for any damaged goods.

WARRANTY There are no warranties which extend beyond the description and directions set forth on the labelling of the products.

    Amendment to the Product Development and Manufacturing Agreement between REAADS Medical Products, Inc. and Helena Laboratories Corporation dated
                               September 12, 1994


                                   APPENDIX C
                              (effective 12/15/97)



                                                         TRANSFER PRICING
1.   Protein C ELISA                                          $112.00
2.   Protein S ELISA                                          $112.00
3.   von Willebrands Factor ELISA                             $112.00
4.   Monoclonal anti-Free Protein S ELISA                        tbd


Transfer pricing from REAADS to Helena shall be no less favorable than the transfer pricing provided by REAADS to other companies with distribution rights to the Joint Partners in the Territory.